Exhibit 99.1

CIT Announces First Quarter 2020 Results NEW YORK – April 21, 2020 – CIT Group Inc. (NYSE: CIT) today reported first quarter 2020 financial results.
Financial Results

Our financial results and trends in the first quarter 2020 reflect three key events during the quarter:

•The global pandemic from the spread of the COVID-19 virus and the ensuing adverse impact on the macroeconomic environment.

•The adoption of the Current Expected Credit Losses (CECL) standard, which requires the estimation of credit losses over the full remaining expected life of the portfolio, rather than the incurred loss model.

•The acquisition of Mutual of Omaha Bank (MOB) on January 1, 2020, which impacts the comparability of current quarter results to prior periods.

Because the CECL standard introduces economic forecasting into the allowance setting process, the macroeconomic impact of the global pandemic significantly increased our first quarter provision for credit losses.

In addition, the deterioration of the macroeconomic environment triggered a goodwill impairment assessment that resulted in an impairment in the current quarter.

First quarter loss to common shareholders of $628 million or $6.40 per diluted common share.

Excluding noteworthy items, first quarter loss to common shareholders of $238 million or $2.43 per diluted common share[1], reflecting a $469 million provision for credit losses, of which $405 million ($3.38 per diluted common share) relates to the forecasted macroeconomic environment.

Chairwoman and CEO Commentary

“After several years of transformation, CIT entered 2020 as a stronger company. These unprecedented times have tested and confirmed that we have the resources, expertise and rigor to respond to the challenges related to COVID-19,” said CIT Chairwoman and Chief Executive Officer Ellen R. Alemany. “Our first response to the pandemic was to ensure the continuity of our operations, support for our employees and assistance for our customers and communities. Additionally, we remain focused on ensuring our capital and liquidity positions remain solid and our funding profile strong.”

Alemany continued, “While our first quarter results were affected by the current economic environment, I’m proud of the agility and resilience of the CIT team. We will continue to operate steadily through this dynamic environment and to meet the evolving needs of our customers with the breadth of our experience and dedication.”

Strategic Pillars
Grow Core Businesses	•Average loans and leases up 18% from prior quarter, primarily reflecting the MOB acquisition. •Excluding MOB, 1% growth in average core loans and leases[2] from the prior quarter.
Optimize Balance Sheet

•Average outstanding deposit costs decreased 34 bps compared to the prior quarter, including a 21 bps benefit from the addition of lower-cost MOB deposits.

•Loans and leases-to-deposits ratio at CIT Bank up slightly to 95% at March 31, 2020.

Enhance Operating Efficiency	•Continue to target $50 million in net operating expense reductions for 2021. •Integration of MOB remains on track.
Maintain Strong Risk Management	•Capital levels well in excess of CCB[3] (CET1 ratio of 9.7%) and strong liquid asset levels ($9.5 billion in available cash and HQLA securities4) at March 31, 2020. •Proactive portfolio management.
Selected Financial Highlights:

Select Financial Highlights*
				1Q20 change from
($ in millions)	1Q20	4Q19	1Q19	4Q19		1Q19

Net finance revenue(1)	$366	$350	$369	$16	5%	$(4)	-1%
Non-interest income	131	111	97	19	17%	34	35%
Total net revenue(1)	496	461	466	35	8%	30	6%
Goodwill impairment	345	-	-	345	NM	345	NM
Operating expenses and loss on debt extinguishment	334	259	276	76	29%	58	21%
(Loss) income from continuing operations before credit provision	(183)	203	190	(385)	NM	(373)	NM
Provision for credit losses	514	23	33	491	NM	481	NM
(Loss) income from continuing operations before (benefit) provision for income taxes	(697)	180	157	(877)	NM	(854)	NM
(Benefit) provision for income taxes	(72)	49	38	(122)	NM	(110)	NM
(Loss) income from continuing operations	(624)	131	119	(755)	NM	(744)	NM
Income from discontinued operations, net of taxes	-	-	(0)	-	NM	-	-
Net (loss) income	(624)	131	119	(755)	NM	(743)	NM
Preferred stock dividends	4	10	-	(6)	-60%	4	NM
Net (loss) income available to common shareholders	$(628)	$121	$119	$(749)	NM	$(747)	NM
(Loss) income from continuing operations available to common shareholders	$(628)	$121	$119	$(749)	NM	$(747)	NM
Noteworthy items(2)	390	-	-	390		390
(Loss) income from continuing operations available to common shareholders, excluding noteworthy items⁽¹⁾⁽²⁾	$(238)	$121	$119	$(360)	NM	$(358)	NM

Per common share
Diluted (loss) income per common share	$(6.40)	$1.27	$1.18	$(7.68)	NM	$(7.58)	NM
Diluted (loss) income per common share, excluding noteworthy items	$(2.43)	$1.27	$1.18	$(3.70)	NM	$(3.61)	NM
Average diluted common shares outstanding (in thousands)	98,089	95,143	101,096	2,946	3%	(3,007)	-3%
Tangible book value per common share (TBVPS)(1)	$51.12	$56.77	$52.42	$(5.64)	-10%	$(1.29)	-2%

Balance Sheet
Average loans and leases (includes HFS and net of credit balances)	$43,910	$37,241	$36,360	$6,669	18%	$7,549	21%
Average core loans and leases (includes HFS and net of credit balances)	41,754	35,081	33,602	6,673	19%	8,152	24%
Average earning assets (AEA)(1)	53,685	46,504	46,169	7,181	15%	7,515	16%
New business volume	3,592	3,619	2,684	(27)	-1%	908	34%

Key performance metrics, continuing operations
Net finance margin(1)	2.73%	3.01%	3.20%	-28bps		-47bps
Net efficiency ratio(1)	65.6%	54.8%	58.0%	NM		NM
Net charge-offs	0.57%	0.40%	0.43%	17bps		14bps
Return on AEA (ROAEA)(1)	NM	1.04%	1.03%	NM		NM
Return on tangible common equity (ROTCE)(1)	NM	9.41%	9.67%	NM		NM

Key performance metrics, continuing operations excluding Noteworthy Items
Net finance margin(1)(2)	2.73%	3.01%	3.20%	-28bps		-47bps
Net efficiency ratio(1)(2)	62.2%	54.8%	58.0%	NM		NM
Net charge-offs	0.57%	0.40%	0.43%	17bps		14bps
ROAEA(1)(2)	NM	1.04%	1.03%	NM		NM
ROTCE(1)(2)	NM	9.41%	9.67%	NM		NM

(1) Net finance revenue, total net revenue, TBVPS, AEA, net finance margin, net efficiency ratio, ROAEA and ROTCE are non-GAAP measures that management uses to evaluate the performance of the business. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information, descriptions of the non-GAAP measures, and noteworthy items. TBVPS is detailed on page 16.

(2)We exclude noteworthy items due to their episodic nature and size. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

*Certain balances may not sum due to rounding.

[1]

Loss to common shareholders excluding noteworthy items is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

[2]

Average core loans and leases excluding the MOB acquisition is a non-GAAP measure. Core portfolios excluding the MOB acquisition are total loans and leases net of credit balances of factoring clients, Legacy Consumer Mortgages (LCM), Non-Strategic Portfolios (NSP) and the loans added in the MOB acquisition. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

[3]	Capital conservation buffer.
[4]

Available cash consists primarily of unrestricted cash held at the Fed or correspondent banks. High Quality Liquid Assets (HQLA) consist of readily marketable and unencumbered Treasury and Agency securities at market value held outright or via reverse repurchase agreements.

1

First Quarter Financial Highlights:
•	Net finance margin of 2.73% was down 28 bps from the prior quarter, primarily reflecting lower yields on loans and investment securities from lower market rates and lower yields on operating leases.
•	Other non-interest income increased $19 million from the prior quarter to $131 million, primarily driven by higher gains on sale of loans, leasing equipment in Rail and investment securities.
•

Operating expenses, excluding noteworthy items in the current quarter and intangible asset amortization, increased $56 million from the prior quarter to $309 million, primarily from higher employee and advertising and marketing costs.

•

Net efficiency ratio excluding noteworthy items of 62% increased from 55% in the prior quarter, primarily reflecting the increase in operating expenses, partially offset by an increase in total net revenue.

•	Goodwill impairment of $345 million, a noteworthy item, primarily related to the OneWest Bank acquisition.
•	Provision for credit losses was $514 million, up from $23 million in the prior quarter, reflecting the impact of the current market environment under CECL and the MOB acquisition.
•	Net charge-offs of $54 million (0.57% of average loans) was primarily driven by an increase in oil & gas-related loans acquired in the MOB acquisition.
•

Non-accrual loans increased by $59 million and represented 1.00% of total loans.  The increase was mostly driven by the transition of purchase credit impaired (PCI) loans in the Legacy Consumer Mortgages (LCM) division of Consumer Banking to purchase credit deteriorated (PCD) loans upon the adoption of CECL.

•	Effective tax rate of 10% (19% excluding noteworthy items), reflecting the effect of the lower pre-tax income on permanent differences and credits.
•	Loans and leases to deposit ratio was 95% at CIT Bank and 109% at CIT Group.
•	Tangible book value per share of $51.12 decreased from the prior quarter primarily due to the net loss in the quarter and the MOB acquisition.
•	CET1 ratio decreased to 9.7%, reflecting the MOB acquisition and the net loss in the quarter.

Noteworthy Items

Financial results for the first quarter included the following noteworthy items:

•	$339 million (after-tax) ($3.46 per diluted common share) in goodwill impairment charges, primarily related to the OneWest Bank acquisition.
•	$37 million (after tax) ($0.37 per diluted common share) charge to the provision for credit losses from the adoption of CECL related to the MOB acquisition.
•	$14 million (after tax) ($0.14 per diluted common share) in merger and integration costs related to the MOB acquisition.

2

Income Statement Highlights:
Net Finance Revenue

Net Finance Revenue*				1Q20 change from
($ in millions)	1Q20	4Q19	1Q19	4Q19		1Q19

Interest income	$514	$481	$517	$32	7%	$(3)	-1%
Net operating lease revenue
Rental income on operating leases	210	215	218	(6)	-3%	(8)	-4%
Depreciation on operating lease equipment	78	76	79	2	2%	(1)	-1%
Maintenance and other operating lease expenses	54	41	50	13	32%	4	8%
Total net operating lease revenue(1)	78	98	89	(20)	-21%	(11)	-12%
Interest expense	226	230	236	(4)	-2%	(10)	-4%
Net finance revenue (2)	$366	$350	$369	$16	5%	$(4)	-1%
Net finance revenue, excluding noteworthy items(2)(3)	$366	$350	$369	$16	5%	$(4)	-1%

Average earning assets	$53,685	$46,504	$46,169	$7,181	15%	$7,515	16%
Net finance margin(2)	2.73%	3.01%	3.20%	-28bps		-47bps
Net finance margin, excluding noteworthy items(2)(3)	2.73%	3.01%	3.20%	-28bps		-47bps

(1)Net operating lease revenue is a non-GAAP measure, and is reconciled in the table as a combination of GAAP balances, rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Net operating lease revenue is used by management to monitor portfolio performance and returns on purchased equipment.

(2)These balances and metrics are non-GAAP measures used to measure the profitability of our earning assets. See "Non-GAAP Measurements" at the end of this press release for a reconciliation of non-GAAP to GAAP financial information.

(3)See "Non-GAAP measurements" for a listing of Noteworthy items.
*Certain balances may not sum due to rounding.
•	Net finance revenue was $366 million compared to $350 million in the prior quarter.
o	Higher income on loans from asset growth, including the MOB acquisition, partially offset by lower market rates.
o

Lower net operating lease income in Rail, primarily due to lower utilization and renewal rates and higher maintenance costs in the current quarter and higher rental income from excess mileage in the prior quarter.

o	Lower deposit costs from the addition of lower-cost Homeowners Association (HOA) and commercial deposits from the MOB acquisition and lower rates in all deposit channels.
o	Lower interest recoveries and prepayment fees, as prepayment rates slowed considerably.
o	Acceleration of the premium amortization on agency mortgage-backed securities (MBS) within the investment portfolio of $9 million due to higher actual and forecasted prepayment speeds.
•	Net finance margin (net finance revenue as a percentage of average earning assets) was 2.73%, a 28 bps decrease from 3.01% in the prior quarter.
o	Lower operating lease yields in Rail.
o	Lower yields on loans from the addition of lower-yielding MOB loans and from lower market rates.
o	Lower yields on investment securities from lower market rates.
o	Lower weighted average deposit and borrowing rates.
o	Lower prepayment fees from the decline in prepayment rates.
•	Net finance revenue decreased $4 million compared to the year-ago quarter.
o	Higher income on loans from asset growth, including the MOB acquisition, partially offset by lower market rates.
o	Lower income on cash and investment securities due to lower market rates.

3

o	Lower net operating lease income in Rail, primarily due to lower utilization rates and higher maintenance costs.
o	Lower interest costs driven by lower average FHLB balances and lower FHLB rates.
o	Lower prepayment fees, as prepayment rates slowed considerably.
•	Compared to the year-ago quarter, net finance margin decreased 47 bps.
o	Lower yields on loans from the addition of lower-yielding MOB loans and from lower market rates.
o	Lower yields on investment securities from lower market rates.
o	Lower operating lease yields in Rail.
o	Lower weighted average deposit and borrowing rates.
o	Lower prepayment fees from the decline in prepayment rates.

Other Non-Interest Income

Other Non-Interest Income*				1Q20 change from
($ in millions)	1Q20	4Q19	1Q19	4Q19		1Q19

Fee income	$34	$29	$31	$5	16%	$3	10%
Factoring commissions	23	26	24	(3)	-11%	(1)	-4%
Gains on leasing equipment, net of impairments	23	20	17	4	19%	7	40%
BOLI income	8	8	6	(0)	-1%	1	19%
Gains on investment securities, net of impairments	14	1	2	13	NM	12	NM
Property tax income	5	5	6	(1)	-12%	(2)	-25%
Other income	25	23	11	2	8%	13	NM
Total other non-interest income	131	111	97	19	17%	34	35%
Total other non-interest income, excluding noteworthy items(1)(2)	$131	$111	$97	$19	17%	$34	35%

(1)See "Non-GAAP measurements" for a listing of Noteworthy items.

(2)Total other non-interest income, excluding noteworthy items is a non-GAAP measure and is reconciled to the GAAP balance, total other non-interest income, in the table above. Total other non-interest income, excluding noteworthy items is used by management to monitor the underlying level of income.

*Certain balances may not sum due to rounding.
•	Other non-interest income was $131 million, compared to $111 million in the prior quarter
o	Higher fee income from the addition of fee income in our Community Association Business (CAB) and an increase in capital markets fees.
o	Lower factoring commissions due to lower volumes, especially late in the quarter as a result of the downturn in the macroeconomic environment.
o	Higher gains on sale of loans, including loans in the LCM portfolio.
o	Higher gains on investment securities, driven by sales of legacy MBS and the sale of certain investment securities acquired in the MOB transaction.
o	Negative mark-to-market of $8 million in the current quarter on credit valuation adjustments (CVA) related to customer derivatives.
•	Other non-interest income increased by $34 million compared to the year-ago quarter.
o	Higher gains on sale of LCM loans.

4

o	Higher gains on investment securities, driven by sales of legacy MBS and the sale of certain investment securities acquired in the MOB transaction.
o	Higher gain on the sale of leasing equipment, driven by increased gains on the sale of railcars.

Operating Expenses

Operating Expenses*				1Q20 change from
($ in millions)	1Q20	4Q19	1Q19	4Q19		1Q19

Compensation and benefits	$182	$142	$146	$40	28%	$36	25%
Technology	39	35	33	4	12%	6	19%
Professional fees	25	20	19	5	26%	6	34%
Insurance	13	11	14	3	25%	(1)	-8%
Net occupancy expense	19	16	16	3	19%	3	19%
Advertising and marketing	17	7	13	10	NM	3	26%
Property tax expense	5	6	6	(1)	-20%	(2)	-24%
Intangible asset amortization	9	6	6	3	47%	3	47%
Other expenses	27	17	23	10	56%	3	14%
Total operating expenses	334	259	276	76	29%	58	21%
Noteworthy items	17	-	-	17	NM	17	NM
Intangible asset amortization	9	6	6	3	47%	3	47%
Operating expenses, excluding noteworthy items and intangible asset amortization(1)	$309	$253	$270	$56	22%	$39	14%
Net efficiency ratio(2)	65.6%	54.8%	58.0%	NM		NM
Net efficiency ratio, excluding noteworthy items and intangible asset amortization(2)	62.2%	54.8%	58.0%	NM		NM

(1)Operating expenses excluding intangible asset amortization is used by management to compare period over period expenses, absent the strategic nature of the adjustments. Due to the exclusion of intangible amortization, this is considered a non-GAAP measure, as reconciled to total operating expenses in the table.

(2)These metrics are non-GAAP measures. See "Non-GAAP Measurements" at the end of this press release for details on the calculation and description of the use of the metric. See non-GAAP disclosures for reconciliation of total net revenues.

*Certain balances may not sum due to rounding.
•

Operating expenses, excluding noteworthy items in the current quarter related to merger and integration costs from the MOB acquisition and intangible asset amortization, was $309 million compared to $253 million in the prior quarter.

o	Higher employee costs from the MOB acquisition and from annual benefit restarts and the acceleration of expenses related to retirement-eligible employees.
o	Higher advertising and marketing costs primarily related to deposit gathering.
o	Higher occupancy expense from the addition of the MOB branches.
o	Higher other expenses from the addition of MOB-related expenses.
•	Operating expenses excluding noteworthy items and intangible asset amortization increased by $39 million compared to the year-ago quarter, primarily from the addition of MOB-related expenses.
•	The net efficiency ratio increased to 66% from 55% in the prior quarter.
•	The net efficiency ratio excluding noteworthy items and intangible asset amortization increased to 62% from 55% in the prior quarter.
o	The increase was driven by the increase in operating expenses, partially offset by the increase in total net revenue.

5

•	The net efficiency ratio was 58% in the year-ago quarter.
o	The increase from the year-ago quarter was driven by the increase in operating expenses, partially offset by the increase in interest income.

Balance Sheet Highlights:
Average Earning Assets

Average Earning Assets*				1Q20 change from
($ in millions)	1Q20	4Q19	1Q19	4Q19		1Q19

Interest-bearing cash	$1,817	$1,404	$2,623	$413	29%	$(806)	-31%
Investment securities and securities purchased under agreement to resell	7,958	7,859	7,178	99	1%	780	11%
Loans and loans held for sale (net of credit balances of factoring clients)	36,494	30,015	29,378	6,479	22%	7,116	24%
Operating lease equipment, net (including held for sale)	7,416	7,226	6,983	191	3%	433	6%
Indemnification assets	-	-	8	-	NM	(8)	-100%
Average earning assets (AEA)	$53,685	$46,504	$46,169	$7,181	15%	$7,515	16%

*All balances above are averages. Certain balances may not sum due to rounding.
•	AEA increased $7.2 billion from the prior quarter, primarily driven by the MOB acquisition.
o

Average loans and leases increased primarily due to the MOB acquisition, which mostly affected the Commercial Finance and Real Estate Finance divisions of the Commercial Banking segment and the Consumer and Community Banking division of the Consumer Banking segment.

o

Average core loans and leases (excluding the MOB acquisition) grew 1%, driven by growth in the Business Capital and Real Estate Finance divisions of Commercial Banking and the Consumer and Community Banking division of Consumer Banking.

•	Total cash (including non-interest-bearing cash) and investment securities at March 31, 2020 of $9.8 billion.
o	Investment securities are primarily HQLAs.
•	AEA compared to the year-ago quarter increased by $7.5 billion from the MOB acquisition and growth in loans and leases.
o

Growth in average core loans and leases, excluding the MOB acquisition, of 6% compared to the year-ago quarter, primarily from growth in the Commercial Finance, Rail and Business Capital divisions of Commercial Banking and the Consumer and Community Banking division of Consumer Banking.

o	Average loans in the LCM portfolio decreased by $584 million from the sale and continued run-off of loans, partially offset by an increase in balances from the adoption of CECL.

6

Deposits and Borrowings

Average Deposits and Borrowings*				1Q20 change from
($ in millions)	1Q20	4Q19	1Q19	4Q19		1Q19

Interest-bearing checking	$2,927	$1,217	$1,462	$1,711	NM	$1,465	NM
Savings and money market	24,218	20,811	16,290	3,407	16%	7,928	49%
Time deposits	11,900	11,957	13,914	(57)	0%	(2,015)	-14%
Non-interest bearing checking	2,658	1,605	1,611	1,053	66%	1,047	65%
Total deposits	$41,703	$35,590	$33,278	$6,113	17%	$8,425	25%

Online	$18,745	$19,157	$16,928	$(412)	-2%	$1,817	11%
Branch	12,202	11,572	11,338	630	5%	864	8%
Commercial	3,275	1,943	1,911	1,332	69%	1,364	71%
Brokered	2,606	2,918	3,100	(312)	-11%	(495)	-16%
Homeowners association	4,875	-	-	4,875	NM	4,875	NM
Total deposits	$41,703	$35,590	$33,278	$6,113	17%	$8,425	25%

Secured borrowings	$2,308	$1,447	$3,994	$861	59%	$(1,686)	-42%
Unsecured borrowings	4,465	4,418	3,809	48	1%	656	17%
Securities sold under agreement to repurchase	178	-	-	178	NM	178	NM
Total borrowings	$6,951	$5,865	$7,803	$1,087	19%	$(851)	-11%

*All balances above are averages. Certain balances may not sum due to rounding.
•	Average deposits represented 86% of CIT’s funding, unchanged from the prior quarter and up from 81% in the year-ago quarter.
o	Growth in total deposits of 17% from the prior quarter was driven by the HOA, commercial and retail deposits acquired in the MOB transaction.
•

The weighted average rate on average outstanding deposits decreased 34 bps to 1.50% from 1.84% in the prior quarter, primarily from the addition of an average balance of $4.9 billion in HOA deposits with an average cost of 51 bps, along with lower rates in all deposit channels.

•

The weighted average rate on average outstanding deposits decreased 35 bps from 1.85% in the year-ago quarter, primarily from the aforementioned addition of HOA deposits along with lower rates in the online and brokered channels.

•	The loans and leases-to-deposits ratio at CIT Bank was 95% at March 31, 2020, up slightly from 94% at Dec. 31, 2019, and up from 92% at March 31, 2019.
•	For CIT Group, the loans and leases-to-deposits ratio was 109% at March 31, 2020, relatively unchanged from 109% at Dec. 31, 2019 and 110% at March 31, 2019.
•	Average unsecured borrowings comprised 9% of the funding mix, down from 11% in the prior quarter, reflecting increases in deposits and secured debt (FHLB advances) in the quarter.
o

The weighted average coupon on our unsecured senior and subordinated debt was 4.75% at March 31, 2020 unchanged from Dec. 31, 2019, with a weighted average maturity of approximately 4.1 years and approximately 4.3 years, respectively.

•	Average secured borrowings comprised 5% of the funding mix, up from 3% in the prior quarter, reflecting higher average balances in FHLB advances.

7

Capital

Capital*				1Q20 change from
($ in millions)	1Q20	4Q19	1Q19	4Q19		1Q19

Preferred stock	$525	$525	$325	$-	0%	$200	62%
Common stockholders' equity	$5,336	$5,814	$5,584	$(478)	-8%	$(249)	-4%
Book value per common share (BVPS)	$54.24	$61.37	$57.05	$(7)	-12%	$(2.80)	-5%
Tangible common equity(1)	$5,029	$5,378	$5,131	$(349)	-6%	$(102)	-2%
Tangible book value per common share (TBVPS)(2)	$51.12	$56.77	$52.42	$(5.64)	-10%	$(1.29)	-2%

Common shares outstanding	98,366	94,743	97,895	3,624	4%	471	0%

Total risk-based capital(3)	$6,842	$6,983	$6,458	$(141)	-2%	$384	6%
Risk-weighted assets(3)	$52,973	$45,262	$43,600	$7,711	17%	$9,373	21%
Total capital ratio(3)	12.9%	15.4%	14.8%	NM		NM
CET1 ratio(3)	9.7%	12.0%	12.0%	NM		NM

Common dividends paid	$35	$34	$26	$1		$9
Share repurchases	-	-	180	-		(180)
Total capital return to common shareholders	$35	$34	$205	$1		$(171)

(1)Tangible common equity is a non-GAAP measure that represents CIT’s common stockholders’ equity, less goodwill and intangible assets. Tangible common equity is considered a key financial performance measurement by management and is used by other financial institutions. See Non-GAAP measures at the end of this press release and page 16, the unaudited consolidated balance sheets table, for a reconciliation of Non-GAAP to GAAP financial information.

(2)TBVPS is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity. See Non-GAAP measures at the end of this press release and page 16.

(3)Balances and ratios on fully phased-in basis.
*Certain balances may not sum due to rounding.
•

Common stockholders’ equity decreased from the prior quarter, primarily driven by the net loss in the quarter, partially offset by approximately $141 million in common shares issued on January 1, 2020 related to the MOB acquisition.

o	Tangible book value per common share decreased to $51.12 at March 31, 2020.
•	RWA increased by $7.7 billion compared to the prior quarter, primarily driven by a $6.8 billion increase related to the MOB acquisition.
•	The preliminary CET1 Capital ratio at March 31, 2020 of 9.7% decreased from 12.0% at the end of the prior quarter.
o	On January 1, 2020, the MOB acquisition reduced CIT’s CET1 ratio from 12.0% to approximately 10%[5].
o

The decline in the CET1 ratio from approximately 10% at January 1, 2020 to 9.7%[6] at the end of the quarter was primarily driven by the net loss in the quarter, substantially due to the impact of the COVID-19 pandemic and the ensuing adverse impact on the macroeconomic environment.

•	The preliminary Total Capital ratio decreased to 12.9% from 15.4% in the prior quarter, primarily reflecting the impact of the MOB acquisition and the net loss to common shareholders in the quarter.
•	Capital actions in the quarter included a regular quarterly cash dividend of $0.35 per common share and a regular quarterly dividend of approximately $0.48 per Series B preferred share.
o

On April 15, 2020, CIT’s Board of Directors declared a quarterly cash dividend of $0.35 per common share on outstanding common stock payable on May 22, 2020 to common shareholders of record as of May 8, 2020.

[5]	Includes the full Day 1 impact from the adoption of the CECL standard.
[6]	Includes the impact of the Interim Final Rule issued by the FRB on March 27.

8

o

On April 15, 2020, CIT’s Board of Directors declared a semi-annual cash dividend of $29 per share on outstanding Series A preferred stock payable on June 15, 2020 to Series A preferred shareholders of record as of May 29, 2020 and a quarterly cash dividend of approximately $0.35 per share on outstanding Series B preferred stock payable on June 15, 2020 to Series B preferred shareholders of record as of May 29, 2020.

Asset Quality:

Asset Quality*				1Q20 change from
($ in millions)	1Q20	4Q19	1Q19	4Q19		1Q19

Provision for credit losses(1)	$514	$23	$33	$491	NM	$481	NM
Provision for credit losses(1), excluding noteworthy items	$469	$23	$33	$447	NM	$436	NM
Net charge-offs (NCOs), portfolio activity(2)	$54	$32	$34	$22	70%	$20	60%
NCOs as a % of average loans	0.57%	0.40%	0.43%	17bps		14bps

Commercial Banking ACL	$938	$460	$461	$477	NM	$477	NM
Commercial Banking ACL as a % of loans	3.12%	1.89%	1.87%	NM		NM
Total ACL	$1,111	$483	$488	$629	NM	$624	NM
Total ACL as a % of loans	2.88%	1.56%	1.56%	NM		NM

Allowance for off-balance sheet credit exposures(1)	$120	$37	$43	$83	NM	$77	NM

Non-accrual loans	$385	$326	$297	$59	18%	$88	30%
Non-accrual loans as a % of loans	1.00%	1.05%	0.95%	-5bps		5bps

(1) The provision for credit losses includes amounts related to the allowance for off-balance sheet credit exposures on unfunded loan commitments, letters of credit and deferred purchase agreements. The allowance for off-balance sheet credit exposures are included in other liabilities.

(2)Portfolio activity net charge-offs relate to our normal business credit exposures and does not include the gross up of $39 million of charge-offs on PCD assets acquired from MOB on day 1 of the acquisition.

*Certain balances may not sum due to rounding.

CECL Adoption

•

On January 1, 2020, CIT adopted the FASB’s revised guidance for the measurement of credit losses on financial instruments (the “Current Expected Credit Losses” or “CECL” standard). The guidance requires estimation of credit losses over the full remaining expected life of the portfolio, rather than the incurred loss model under previous U.S. GAAP.

•	Also on January 1, 2020, CIT acquired MOB, which included $6 billion (carrying value) of loans.
•	Upon the adoption of CECL on January 1, 2020, CIT’s allowance for credit losses (ACL) increased by $224 million to $706 million or 2.3% of loans.
o	$120 million of the increase was related to the transition of PCI loans to PCD loans, which had no impact on capital.
•	Upon the closing of the MOB acquisition, CIT’s ACL increased by $57 million[7], and other liabilities increased by $8 million related to the allowance for off-balance sheet credit exposures.
o	$20 million[7] of the increase was related to PCD loans, which had no impact on capital.
•	As a result, the ACL reflecting the adoption of CECL and the MOB acquisition at January 1, 2020, was $763 million (2.04% of loans) compared to $483 million (1.56% of loans) at Dec. 31, 2019.

[7]	Net of $39 million in Day 1 charge-offs related to the CECL accounting treatment of certain PCD loans acquired in the MOB acquisition.

9

Provision

•	The provision for credit losses was $514 million, including the $45 million noteworthy item related to the MOB acquisition, compared to $23 million in the prior quarter.
o

The significant increase in the provision primarily reflects the impact of the COVID-19 pandemic and the ensuing adverse impact on the macroeconomic environment across our portfolio under the CECL standard and the impact of the MOB acquisition.

o	The provision related to the Commercial Banking segment was $509 million, with the remaining $5 million related to the Consumer Banking segment.
•	The provision in the prior quarter included $25 million related to the Commercial Banking segment, while the Consumer Banking segment had a $2 million release.
•	The provision in the year-ago quarter of $33 million included $35 million related to the Commercial Banking segment, while the Consumer Banking segment had a $2 million release.

Net Charge-offs

•	Net charge-offs were $54 million (0.57% of average loans), compared to $32 million (0.40%) in the prior quarter and $34 million (0.43%) in the year-ago quarter.
o

Net charge-offs in the Commercial Banking segment were $52 million (0.71% of average loans), compared to $32 million (0.52%) in the prior quarter and $33 million (0.54%) in the year-ago quarter. The increase was primarily driven by an increase in oil & gas-related loans, most of which were acquired in the MOB acquisition, and an increase in the Business Capital division of Commercial Banking.

Allowance for Credit Losses (ACL)

•	The ACL was $1.1 billion (2.88% of loans) at March 31, 2020, compared to the ACL reflecting the adoption of CECL and the MOB acquisition on January 1, 2020 of $763 million (2.04% of loans).
o

The increase was primarily due to the impact of the COVID-19 pandemic and the ensuing adverse impact on the macroeconomic environment across our portfolio under the CECL standard and the impact of the MOB acquisition.

o	The ACL was $483 million (1.56%) at Dec. 31, 2019 and $488 million (1.56%) at March 31, 2019.
•

In the Commercial Banking segment, the ACL was $938 million (3.12% of loans) at March 31, 2020, compared to the ACL reflecting the adoption of CECL and the MOB acquisition on January 1, 2020 of $587 million.

o	The ACL was $460 million (1.89%) at Dec. 31, 2019 and $461 million (1.87%) at March 31, 2019.
•

In the Consumer Banking segment, the ACL was $174 million (2.04% of loans) at March 31, 2020, compared to the ACL reflecting the adoption of CECL and the MOB acquisition on January 1, 2020 of $176 million.

o	The ACL was $22 million (0.34%) at Dec. 31, 2019 and $27 million (0.40%) at March 31, 2019.

Non-accrual Loans

10

•	Non-accrual loans were $385 million (1.00% of loans) at March 31, 2020, compared to $326 million (1.05%) at Dec. 31, 2019 and $297 million (0.95%) at March 31, 2019.
•	In Commercial Banking, non-accrual loans were $297 million (0.99% of loans) at March 31, 2020, compared to $308 million (1.26%) at Dec. 31, 2019 and $256 million (1.04%) at March 31, 2019.
o

The increase from the year-ago quarter was primarily driven by additions to non-accrual loans in the Commercial Finance division. We did not experience any notable trends in any specific industry or geographic area.

•	In Consumer Banking, non-accrual loans were $88 million (1.04% of loans) at March 31, 2020, compared to $18 million (0.28%) at Dec. 31, 2019, and $35 million (0.54%) at March 31, 2019.
o	In prior quarters, non-accruals in Consumer Banking consisted primarily of non-PCI loans in LCM.
o

Non-accrual loans in the current quarter include loans previously accounted for as PCI loans, and therefore excluded from non-accrual status, that upon adoption of CECL, were accounted for as PCD loans, which are subject to the same presentation and disclosure as non-PCD loans.

o	The increase from the prior quarter primarily reflects the PCI to PCD transition due to the adoption of CECL, partially offset by the sale of loans in the LCM portfolio in the current quarter.

Conference Call and Webcast

CIT will host a conference call today, April 21, 2020, to discuss its first quarter 2020 results.

Conference call details:

Time:	8:00 am ET
Dial-in:	(888) 317-6003 U.S.
(866) 284-3684 Canada
(412) 317-6061 International
Conference ID 1362228

The conference call will also be webcast, which can be accessed from the Investor Relations section of CIT's website under Presentations & Events.

A replay of the conference call will be available beginning shortly after the end of the call through May 31, 2020 by dialing (877) 344-7529 U.S., (855) 669-9658 Canada or (412) 317-0088 International and using conference ID 10142569, or in the Investor Relations section of CIT’s website under Presentations & Events.

About CIT

CIT is a leading national bank focused on empowering businesses and personal savers with the financial agility to navigate their goals. CIT Group Inc. (NYSE: CIT) is a financial holding company with over a century of experience and operates a principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender). The company's commercial banking segment includes commercial financing, community association banking, middle market banking, equipment and vendor financing, factoring, railcar financing, treasury and payments services, and capital markets and asset management. CIT's consumer banking segment includes a national direct bank and regional branch network. Discover more at cit.com/about.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our

11

financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding the acquisition by CIT Bank of Mutual of Omaha Bank, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that: (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures; (ii) CIT is unable to react to and address key business and regulatory issues; (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements; (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; (vi) CIT Bank experiences difficulties and delays in integrating CIT Bank’s and Mutual of Omaha Bank’s respective businesses or fully realizing cost savings and other benefits; (vii) changes in asset quality and credit risk, interest rates and capital markets or other economic conditions; or (viii) the duration, extent and severity of the recent COVID-19 (coronavirus) pandemic, including its impacts across our business, operations and employees as well as its effect on our customers and service providers and on economies and markets more generally. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the Securities and Exchange Commission. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Measurements

Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

###

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
Gina Proia	Barbara Callahan
(212) 771-6008 Gina.Proia@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

12

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income
(dollars in millions, except per share data)

	Quarters Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Interest income
Interest and fees on loans	$467.6	$428.2	$451.3
Other interest and dividends	46.0	53.2	65.2
Total interest income	513.6	481.4	516.5
Interest expense
Interest on deposits	156.6	163.4	153.8
Interest on borrowings	69.1	66.4	81.8
Total interest expense	225.7	229.8	235.6
Net interest revenue	287.9	251.6	280.9
Provision for credit losses	513.9	22.6	33.0
Net interest revenue, after credit provision	(226.0)	229.0	247.9
Non-interest income
Rental income on operating lease equipment	209.8	215.3	217.7
Other non-interest income	130.6	111.3	96.8
Total non-interest income	340.4	326.6	314.5
Non-interest expenses
Depreciation on operating lease equipment	78.3	76.4	79.4
Maintenance and other operating lease expenses	53.6	40.7	49.8
Operating expenses	334.4	258.5	276.1
Goodwill impairment	344.7	-	-
Loss on debt extinguishment and deposit redemption	-	0.1	0.1
Total non-interest expenses	811.0	375.7	405.4
(Loss) income from continuing operations before (benefit) provision for income taxes	(696.6)	179.9	157.0
(Benefit) provision for income taxes	(72.3)	49.3	37.8
(Loss) income from continuing operations	(624.3)	130.6	119.2

Discontinued operations
Loss from discontinued operations, net of taxes	-	-	(0.3)
Net (loss) income	$(624.3)	$130.6	$118.9
Less: preferred stock dividends	3.8	9.5	-
Net (loss) income available to common shareholders	$(628.1)	$121.1	$118.9
(Loss) income from continuing operations available to common shareholders	$(628.1)	$121.1	$119.2

Basic (loss) income per common share
(Loss) income from continuing operations	$(6.40)	$1.28	$1.19
Loss from discontinued operations, net of taxes	-	-	(0.01)
Basic (loss) income per common share	$(6.40)	$1.28	$1.18
Average number of common shares - basic (thousands)	98,089	94,745	100,420

Diluted (loss) income per common share
(Loss) income from continuing operations	$(6.40)	$1.27	$1.18
Income (loss) from discontinued operations, net of taxes	-	-	-
Diluted (loss) income per common share	$(6.40)	$1.27	$1.18
Average number of common shares - diluted (thousands)	98,089	95,143	101,096

13

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(dollars in millions, except per share data)

	March 31,	December 31,	March 31,
	2020	2019	2019

Assets
Total cash and interest bearing cash	$3,698.5	$2,685.6	$1,320.2
Securities purchased under agreement to resell	-	950.0	600.0
Investment securities	6,128.6	6,276.8	7,844.1
Assets held for sale	73.2	32.1	79.4
Loans	38,530.4	30,998.9	31,247.0
Allowance for credit losses	(1,111.1)	(482.6)	(487.5)
Loans, net of allowance for credit losses	37,419.3	30,516.3	30,759.5
Operating lease equipment, net	7,488.1	7,319.7	6,989.5
Goodwill	146.8	369.9	369.9
Bank owned life insurance	1,100.9	1,043.2	975.5
Other assets	2,881.3	1,639.2	1,635.2
Assets of discontinued operations	-	-	208.2
Total assets	$58,936.7	$50,832.8	$50,781.5

Liabilities
Deposits	$42,162.1	$35,139.5	$34,949.0
Credit balances of factoring clients	1,023.7	1,176.2	1,651.3
Other liabilities	1,795.8	1,704.7	1,427.0
Borrowings
FHLB advances	3,050.0	1,650.0	2,050.0
Other secured and structured financings	561.3	361.1	710.5
Senior unsecured	3,975.5	3,967.9	3,414.9
Subordinated unsecured	494.5	494.4	395.5
Securities sold under agreement to repurchase	13.0	-	-
Total borrowings	8,094.3	6,473.4	6,570.9
Liabilities of discontinued operations	-	-	273.8
Total liabilities	53,075.9	44,493.8	44,872.0
Equity
Stockholders' equity
Preferred stock	525.0	525.0	325.0
Common stock	1.6	1.6	1.6
Paid-in capital	6,873.3	6,853.7	6,825.2
Retained earnings	1,552.1	2,307.6	2,017.6
Accumulated other comprehensive income (loss)	66.8	(52.1)	(125.2)
Treasury stock, at cost	(3,158.0)	(3,296.8)	(3,134.7)
Total common stockholders' equity	5,335.8	5,814.0	5,584.5
Total equity	5,860.8	6,339.0	5,909.5
Total liabilities and equity	$58,936.7	$50,832.8	$50,781.5

Book Value Per Common Share

Common stockholders' equity	$5,335.8	$5,814.0	$5,584.5
Less: goodwill	146.8	369.9	369.9
Less: intangible assets	160.1	66.0	83.4
Tangible common equity	5,028.9	5,378.1	5,131.2

Book value per common share	$54.24	$61.37	$57.05
Tangible book value per common share(1)	$51.12	$56.77	$52.42
Outstanding common shares (in thousands)	98,366	94,743	97,895

(1)Tangible book value per common share is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value per common share is used to compute a per common share amount, which is used to evaluate our use of equity.

14

CIT GROUP INC. AND SUBSIDIARIES
Average Balances and Rates
(dollars in millions)

	Quarters Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest bearing cash	$1,817.1	$5.6	1.23%	$1,403.7	$6.5	1.85%	$2,622.9	$14.5	2.21%
Investment securities and securities purchased under agreements to resell	7,957.9	40.4	2.03%	7,859.4	46.7	2.38%	7,178.3	50.7	2.82%
Loans and loans held for sale (net of credit balances of factoring clients)	36,493.6	467.6	5.13%	30,015.0	428.2	5.71%	29,377.7	448.8	6.11%
Operating lease equipment, net (including held for sale)	7,416.1	77.9	4.20%	7,225.6	98.2	5.44%	6,982.7	88.5	5.07%
Indemnification assets	-	-	-	-	-	-	7.7	2.5	NM
Average earning assets (AEA)(Non-GAAP)	53,684.7	591.5	4.41%	46,503.7	579.6	4.99%	46,169.3	605.0	5.24%
Non-interest earning assets
Cash and due from banks	228.1			150.8			129.8
Allowance for credit losses	(763.7)			(487.2)			(493.0)
All other non-interest bearing assets	3,552.0			3,158.8			2,840.0
Assets of discontinued operation	-			-			230.1
Total Average Assets	$56,701.1			$49,326.1			$48,876.2
Liabilities
Interest-bearing deposits and borrowings
Deposits	$39,045.0	156.6	1.60%	$33,984.4	163.4	1.92%	$31,666.2	153.8	1.94%
Borrowings	6,951.4	69.1	3.98%	5,864.5	66.4	4.53%	7,802.7	81.8	4.19%
Total interest-bearing liabilities	45,996.4	225.7	1.96%	39,848.9	229.8	2.31%	39,468.9	235.6	2.39%
Non-interest bearing deposits	2,657.9			1,605.1			1,611.3
Other non-interest bearing liabilities	1,599.5			1,673.6			1,558.4
Liabilities of discontinued operation	-			-			286.0
Stockholders' equity	6,447.3			6,198.5			5,951.6
Total Average Liabilities and Stockholders' Equity	$56,701.1			$49,326.1			$48,876.2

15

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Total Net Revenues(1)
Interest income	$513.6	$481.4	$516.5
Rental income on operating lease equipment	209.8	215.3	217.7
Finance revenue (Non-GAAP)	723.4	696.7	734.2
Interest expense	225.7	229.8	235.6
Depreciation on operating lease equipment	78.3	76.4	79.4
Maintenance and other operating lease expenses	53.6	40.7	49.8
Net finance revenue (NFR)(2) (Non-GAAP)	365.8	349.8	369.4
Other non-interest income	130.6	111.3	96.8
Total net revenues (Non-GAAP)	$496.4	$461.1	$466.2

NFR (Non-GAAP)	$365.8	$349.8	$369.4
NFR, excluding noteworthy items (Non-GAAP)	$365.8	$349.8	$369.4
Net finance margin (NFR as a % of AEA)(NFM)(Non-GAAP)(2)	2.73%	3.01%	3.20%
NFM, excluding noteworthy items(2)	2.73%	3.01%	3.20%

Other Non-Interest Income
Total other non-interest income	$130.6	$111.3	$96.8
Total other non-interest income, excluding noteworthy items	$130.6	$111.3	$96.8

Operating Expenses
Total operating expenses	$334.4	$258.5	$276.1
Noteworthy items(3)	17.1	-	-
Intangible asset amortization	8.5	5.8	5.8
Operating expenses, excluding noteworthy items	$308.8	$252.7	$270.3

Total net revenues (Non-GAAP)	$496.4	$461.1	$466.2
Total net revenues, excluding noteworthy items (Non-GAAP)	$496.4	$461.1	$466.2
Net Efficiency Ratio(4) (Non-GAAP)	65.6%	54.8%	58.0%
Net Efficiency Ratio, excluding noteworthy items(4) (Non-GAAP)	62.2%	54.8%	58.0%

Average Earning Assets(5)
Average Earning Assets (Non-GAAP)	$53,684.7	$46,503.7	$46,169.3

	March 31,	December 31,	March 31,
	2020	2019	2019
Period End Earning Assets(5)
Loans	$38,530.4	$30,998.9	$31,247.0
Operating lease equipment, net	7,488.1	7,319.7	6,989.5
Assets held for sale	73.2	32.1	79.4
Credit balances of factoring clients	(1,023.7)	(1,176.2)	(1,651.3)
Interest-bearing cash	3,477.8	1,695.5	1,190.1
Investment securities and securities purchased under agreement to resell	6,128.6	7,226.8	8,444.1
Indemnification assets	-	-	-
Total earning assets (Non-GAAP)	$54,674.4	$46,096.8	$46,298.8

Average core Loans and Leases(6)
Total average loans (incl HFS, net of credit balances)	$36,493.6	$30,015.0	$29,377.7
Total average operating lease equipment (incl HFS)	7,416.1	7,225.6	6,982.7
Total average loans and leases	43,909.7	37,240.6	36,360.4
Average non-core portfolio, LCM	2,155.8	2,158.8	2,739.5
Average non-core portfolios, NSP	-	0.6	19.0
Average core loans and leases	41,753.9	35,081.2	33,601.9
Average MOB	6,281.6	-	-
Average core loans and leases, excluding MOB	$35,472.3	$35,081.2	$33,601.9

16

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	Quarters Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
ROTCE(7)
Tangible book value (Non-GAAP, reconciled on Balance Sheet table)	$5,028.9	$5,378.1	$5,131.2
Less: Disallowed deferred tax asset	-	-	(45.3)
Tangible common equity for ROTCE (Non-GAAP)	$5,028.9	$5,378.1	$5,085.9
Average tangible common equity (Non-GAAP)	$5,268.1	$5,327.5	$5,114.5

(Loss) income from continuing operations available to common shareholders	$(628.1)	$121.1	$119.2
Goodwill impairment, after tax	339.0	-	-
Intangible asset amortization, after tax	6.9	4.2	4.4
Non-GAAP (loss) income from continuing operations - for ROTCE calculation	$(282.2)	$125.3	$123.6
Return on average tangible common equity	NM	9.41%	9.67%
Non-GAAP (loss) income from continuing operations (from the following non-GAAP noteworthy tables)	$(238.4)	$121.1	$119.2
Intangible asset amortization, after tax	6.9	4.2	4.4
Non-GAAP (loss) income from continuing operations - for ROTCE calculation, excluding noteworthy items	$(231.5)	$125.3	$123.6
Preferred dividend normalization	(4.7)	4.7	(4.7)
Non-GAAP income from continuing operations - for ROTCE calculation, excluding noteworthy items and preferred dividend normalization	$(236.2)	$130.0	$118.9
Return on average tangible common equity, after noteworthy items	NM	9.41%	9.67%
Return on average tangible common equity, after noteworthy items and preferred dividend normalization	NM	9.76%	9.30%

Effective Tax Rate Reconciliation(8)
(Benefit) provision for income taxes - GAAP	$(72.3)	$49.3	$37.8
Income tax on noteworthy items	16.9	-	-
(Benefit) provision for income taxes, before noteworthy items - Non-GAAP	$(55.4)	$49.3	$37.8
Income tax - remaining discrete items	3.0	(3.2)	2.4
(Benefit) provision for income taxes, before noteworthy and discrete tax items - Non-GAAP	$(52.4)	$46.1	$40.2
(Loss) income from continuing operations before (benefit) provision for income taxes - GAAP	$(696.6)	$179.9	$157.0
Noteworthy items before tax	406.6	-	-
Adjusted (loss) income from continuing operations before (benefit) provision for income taxes and discrete items - Non-GAAP	$(290.0)	$179.9	$157.0
Effective tax rate - GAAP	10.4%	27.4%	24.1%
Effective tax rate, before noteworthy items - Non-GAAP	19.1%	27.4%	24.1%
Effective tax rate, before noteworthy and tax discrete items - Non-GAAP	18.1%	25.6%	25.6%

(1)Total net revenues are the combination of net finance revenue and other income, and are therefore considered a non-GAAP measurement. Total net revenues are an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.

(2)Net finance margin and net finance margin, excluding noteworthy items are non-GAAP measures. Net finance margin is calculated by dividing net finance revenue by AEA. Net finance revenue is a non-GAAP measurement reflecting net interest revenue (interest and fees on loans, interest on interest-bearing cash, and interest/dividends on investments less interest expense on deposits and borrowings) plus net operating lease revenue (rental income on operating lease equipment less depreciation on operating lease equipment and maintenance and other operating lease expenses). Due to the nature of our loans and leases, which include a higher proportion of operating lease equipment than most bank holding companies (“BHCs”), certain financial measures commonly used by other BHCs are not as meaningful for CIT. As such, net finance margin is used by management, compared to net interest margin (a common metric used by other BHCs), which does not fully reflect the earnings of our portfolio because it includes the impact of debt costs of all our assets but excludes the net operating lease revenue. AEA is a non-GAAP measure that is calculated using balances of earning assets (the sum of loans (less the credit balances of factoring clients), operating lease equipment, net, assets held for sale, interest-bearing cash, investment securities, securities purchased under agreements to resell, and indemnification asset.

(3)Management believes that adjusting for noteworthy items provides a measure of the underlying performance of the Company. Noteworthy items and the impact on various income statement line items are presented in a forthcoming table. Not all periods contain noteworthy items.

(4)Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before intangible asset amortization and restructuring costs) to the level of total net revenues. In order to assist in comparability to other quarters, we further adjusted the calculation due to other noteworthy items.

(5)Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund. We use the average of these balances (AEA) to calculate various metrics noted in this release.

(6)Average core loans and leases is a non-GAAP measure due to the exclusion of the portfolios listed in the table. Management uses this balance to gauge the trend in the remaining portfolio.

(7)Net income and income from continuing operations are adjusted to remove the impact of goodwill impairment and intangible asset amortization, while the average tangible common equity is reduced for disallowed deferred tax assets. In order to assist in comparability to other quarters, we also present the calculation excluding noteworthy items. Return on average tangible common equity is another metric used to evaluate our use of equity and evaluate the performance of our business. These are non-GAAP measures.

(8)The provision for income taxes before noteworthy and discrete items, adjusted income from continuing operations and the respective effective tax rates are non-GAAP measures, which management uses for analytical purposes to understand the Company’s underlying tax rate.

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CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income excluding noteworthy items is a non-GAAP measure used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations. The following provides detailed information of each noteworthy item and the impact on various income statement line items for the respective periods. Not all periods contain noteworthy items.

			Pre-Tax	Income	After-tax	Per
	Description	Line Item	Balance	Tax(2)	Balance	Share

Quarter Ended March 31, 2020
Net loss available to common shareholders					$(628.1)	$(6.40)
Continuing Operations	MOB CECL adoption	Provision for credit losses	$44.8	$(8.1)	36.7	0.37
	MOB merger and integration costs	Operating expenses	17.1	(3.1)	14.0	0.14
	Goodwill impairment	Goodwill impairment	344.7	(5.7)	339.0	3.46
Non-GAAP net loss available to common shareholders, excluding noteworthy items(1)					$(238.4)	$(2.43)

(1)Items may not sum due to rounding.
(2)Income tax rates vary depending on the specific item and the entity location in which it is recorded.

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